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                                                                      EXHIBIT 99

                          CONTACT:     Investor:
                                       Cynthia T. Gordon
                                       Senior Director, Investor Relations
                                       (972) 580-5047

                                       Media:
                                       Mary Forte'
                                       Executive Vice President and
                                       Chief Administrative Officer
                                       (972) 580-4810



                   ZALE CORPORATION ANNOUNCES COMPLETION OF
                     A FIVE-YEAR UNSECURED CREDIT FACILITY

          DALLAS, Texas, March 31, 2000 - Zale Corporation (NYSE: ZLC), North America's largest specialty retailer of fine jewelry, today announced the Company has entered into a five-year unsecured working capital facility with an initial commitment of $225 million which may be increased to $300 million under certain conditions. Fleet National Bank leads a group of nine banks in replacing an existing $225 million unsecured working capital facility.

          "This agreement provides our Company with additional financial flexibility as we continue to expand our business," said Executive Vice
President and Chief Financial Officer Sue Gove.   "The continued support of
our existing banking partners and the addition of three new banks is evidence of the Company's consistent financial performance over the past six years."

          Zale Corporation operates approximately 1,350 specialty retail jewelry stores located throughout the United States, Canada, Puerto Rico, and online, including Zales Jewelers, Zales Outlet, Zale.com, Gordon's Jewelers, Bailey Banks & Biddle Fine Jewelers and Peoples Jewellers. Additional information on Zale Corporation and its operations is available on the Internet at www.zalecorp.com.
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          THIS RELEASE INCLUDES CERTAIN FORWARD-LOOKING INFORMATION INCLUDING
INFORMATION RELATED TO ZALE CORPORATION'S GROWTH EXPECTATIONS AND FUTURE GROWTH INITIATIVES THAT IS BASED UPON MANAGEMENT'S BELIEFS AS WELL AS ON ASSUMPTIONS MADE BY AND DATA CURRENTLY AVAILABLE TO MANAGEMENT. THIS INFORMATION, WHICH HAS BEEN, OR IN THE FUTURE MAY BE, INCLUDED IN RELIANCE ON THE "SAFE HARBOR" PROVISIONS ON THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, IS SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES, INCLUDING BUT NOT LIMITED TO THE FOLLOWING FACTORS: THE DEVELOPMENT OF TRENDS IN THE GENERAL ECONOMY; COMPETITION IN THE FRAGMENTED RETAIL JEWELRY BUSINESS; THE
DEPENDENCE ON KEY PERSONNEL WHO HAVE BEEN HIRED OR RETAINED BY THE COMPANY; THE CHANGES IN REGULATORY REQUIREMENTS WHICH ARE APPLICABLE TO THE COMPANY'S BUSINESS; MANAGEMENT'S DECISIONS TO PURSUE NEW DISTRIBUTION CHANNELS AND STRATEGIES WHICH MAY INVOLVE ADDITIONAL COSTS; AND THE RISK FACTORS LISTED HEREIN AND FROM TIME TO TIME IN THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION REPORTS, INCLUDING BUT NOT LIMITED TO, ITS ANNUAL REPORTS ON FORM 10-K. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE ANTICIPATED IN SUCH FORWARD-LOOKING STATEMENTS. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE
OR REVISE ANY FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES EVEN IF EXPERIENCE OR FUTURE CHANGES MAKE IT CLEAR THAT ANY PROJECTED RESULTS EXPRESSED OR IMPLIED THEREIN MAY NOT BE REALIZED.

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